Exhibit 10.27
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
WARRANT TO PURCHASE STOCK

Corporation:	TRUSTWAVE HOLDINGS, INC., a Delaware corporation
Holder:	Stuart A. Harvey
Number of Shares:	500,000
Class of Stock:	Class A Voting Common
Initial Exercise Price:	$2.05 per share
Issue Date:	September 22, 2010
Expiration Date:	September 21, 2015
     THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, Holder is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.
ARTICLE 1. EXERCISE.
     1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and either (a) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, together with a check or money order for the aggregate Warrant Price for the Shares being purchased, or (b) a duly executed Cashless Exercise Form in substantially the form attached as Appendix 2 to the principal office of the Company, (a “Cashless Exercise”). In the event of a Cashless Exercise, the holder of this Warrant shall exchange the portions of this warrant then being exercised for that number of Shares determined by multiplying the number of Shares as to which this warrant is then being exercised by a fraction, the numerator of which shall be the amount by which the then current market price per Share exceeds the Warrant Price, and the denominator of which shall be the then current market price per Share. For purposes of any computation under this Section 1.1, the then current market price per Share at any date shall be deemed to be the average closing price of publicly-traded Shares during the twenty (20) trading days immediately preceding the date of presentation of the Cashless Exercise Form as reported by NASDAQ, or other principal national securities exchange on which the Shares are then admitted to trading or listing. If the Shares are not then so listed or traded, the fair market price of the Shares for purposes of this Section 1.1 shall be as determined by the Board of Directors of the Company in good faith.

     1.2 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.
     1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.
ARTICLE 2. ADJUSTMENTS TO THE SHARES.
     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.
     2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
     2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.
     2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the

Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.
     2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.
     2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.
     2.7 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).
ARTICLE 3. MISCELLANEOUS.
     3.1 Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.
     3.2 Transfer. This warrant may not be transferred or assigned in whole or in part without (a) the prior written consent of the Company and (b) compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).
     3.3 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.
     3.4 Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
     3.5 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.
(SIGNATURE ON NEXT PAGE)

     Executed this 22nd day of September, 2010.

TRUSTWAVE HOLDINGS, INC.
By:	/s/ Robert McCullen
Robert McCullen
Chief Executive Officer

APPENDIX 1
NOTICE OF EXERCISE
     1. The undersigned hereby elects to purchase ______________ shares of the Class A Voting Common Stock of TRUSTWAVE HOLDINGS, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned.
     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Name)

(Signature)

(Date)

APPENDIX 2
CASHLESS EXERCISE FORM
     1. The undersigned hereby elects to purchase ______________ shares of the Class A Voting Common Stock of TRUSTWAVE HOLDINGS, INC. pursuant to the terms of the attached warrant, through a Cashless exercise pursuant to Section 1.1 of the attached warrant.
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned.
     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Name)

(Signature)

(Date)